Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

(1)Registration Statement (Form S-8 No. 333-233810) pertaining to the Envista Holdings Corporation 2019 Omnibus Incentive Plan, the Envista Holdings Corporation Deferred Compensation Plan, the Envista Holdings Corporation Savings Plan, and the Envista Holdings Corporation Union Savings Plan, and

(2)Registration Statement (Form S-8 No. 333-262985) pertaining to the Envista Holdings Corporation Savings Plan and the Envista Holdings Corporation Deferred Compensation Plan

of our reports dated February 15, 2024, with respect to the consolidated financial statements and schedule of Envista Holdings Corporation, and the effectiveness of internal control over financial reporting of Envista Holdings Corporation included in this Annual Report (Form 10-K) of Envista Holdings Corporation for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Irvine, California
February 15, 2024